News Release

HOPE BANCORP REPORTS 2020 THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES - October 20, 2020 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its three and nine-month periods ended September 30, 2020.

For the three months ended September 30, 2020, net income totaled $30.5 million, or $0.25 per diluted common share, compared with $26.8 million, or $0.22 per diluted common share for the 2020 second quarter. In the year-ago third quarter, net income totaled $42.6 million, or $0.34 per diluted common share.

“We continue to manage our business well in this most challenging operating environment as evidenced by the many positive trends in our 2020 third quarter,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “The continued success we are having in reducing our deposit costs resulted in a 7% quarter-over-quarter increase in net interest income and a 12 basis point expansion in our net interest margin. Contributing to a 23 basis point reduction in our cost of deposits, noninterest bearing demand deposits increased 11% quarter-over-quarter and accounted for 32% of total deposits at quarter end. We also made significant progress during the quarter redeploying the excess liquidity that was built up as a precautionary measure in light of COVID-19. Altogether with our cost containment efforts, we saw improvement in our efficiency ratio.

“Asset quality remains top of mind as we continue to help our borrowers manage through the impact of the pandemic. Overall, credit trends remain stable with meaningful reductions in nonaccrual loans and restructured loans. Underscoring the protracted impact COVID-19 is having on the economy, we further increased our allowance for credit losses to 1.37% of total loans at September 30, 2020 from 1.26% at June 30, 2020. We believe we are taking appropriate mitigating actions for the current environment and remain confident in our ability to continue supporting our customers and communities while delivering solid financial performance for our shareholders.”

Q3 2020 Highlights
•Net interest income before provision for credit losses increased 7% to $117.6 million from Q2 2020, largely benefiting from meaningful reductions in interest expense due to lower cost of deposits.
•Net interest margin expanded 12 basis points quarter-over-quarter benefiting from continued reduction in deposit costs and redeployment of excess liquidity.
•Noninterest bearing deposits increased 11% by $452 million quarter-over-quarter and accounted for 32% of total deposits at quarter end.
•Favorable mix-shift to lower-cost core deposits continued and total deposit costs decreased 23 basis points quarter-over-quarter.
•Loan originations of $782 million included $301 million in utilization of new warehouse mortgage lines and contributed to a 2% increase in loans receivable quarter-over-quarter, or 8% annualized.
•Noninterest expenses were well contained, and efficiency ratio improved to 54.31% from 55.37% in Q2 2020.
•ROA and ROTCE improved to 0.72% and 7.80%, respectively, from 0.64% and 6.94% in Q2 2020.
•Nonperforming loans decreased 16% quarter-over-quarter to $106.2 million, or 0.81% of loans receivable.
•Allowance for credit losses increased to 1.37% of loans receivable at September 30, 2020 from 1.26% at June 30, 2020.
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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	9/30/2020	6/30/2020	9/30/2019
Net income	$30,490	$26,753	$42,592
Diluted earnings per share	$0.25	$0.22	$0.34
Net interest income before provision for credit losses	$117,637	$109,814	$116,258
Net interest margin	2.91%	2.79%	3.25%
Noninterest income	$17,513	$11,240	$12,995
Noninterest expense	$73,406	$67,030	$69,995
Net loans receivable	$12,940,376	$12,710,063	$12,010,800
Deposits	$14,008,356	$14,123,532	$12,234,750
Total cost of deposits	0.64%	0.87%	1.62%
Nonaccrual loans (1) (2)	$69,205	$82,137	$42,235
Nonperforming loans to loans receivable (1) (2)	0.81%	0.98%	0.64%
ACL to loans receivable (3)	1.37%	1.26%	0.78%
ACL to nonaccrual loans (1) (2) (3)	259.88%	196.95%	222.28%
ACL to nonperforming assets (1) (2) (3)	144.36%	109.62%	97.06%
Provision for credit losses	$22,000	$17,500	$2,100
Net charge offs	$3,922	$652	$1,822
Return on average assets (“ROA”)	0.72%	0.64%	1.12%
Return on average equity (“ROE”)	5.98%	5.31%	8.47%
Return on average tangible common equity (“ROTCE”) (4)	7.80%	6.94%	11.11%
Noninterest expense / average assets	1.73%	1.60%	1.85%
Efficiency ratio	54.31%	55.37%	54.15%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.
(2) Excludes purchased credit impaired (“PCI”) loans for September 30, 2019.
(3) Allowance for credit losses for current-year periods were calculated under the CECL methodology while allowance for loan losses for the prior-year period was calculated under the incurred loss methodology.
(4) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 10.

Operating Results for the 2020 Third Quarter
Net interest income before provision for credit losses for the 2020 third quarter increased 7% to $117.6 million from $109.8 million in the 2020 second quarter and increased 1% from $116.3 million in the 2019 third quarter. The Company attributed the increases to significant reductions in interest expense predominantly as a result of meaningful decreases in its total cost of deposits each period over the past four quarters. In addition, the Company reduced its FHLB borrowings by $300 million, or 60%, during the 2020 third quarter as part of an initiative to deploy excess liquidity built up in the early stages of the COVID-19 pandemic, which further reduced interest expense.

The net interest margin for the 2020 third quarter increased 12 basis points to 2.91% from 2.79% in the preceding second quarter. The primary factor contributing to the margin expansion was a 23 basis point reduction in total cost of deposits, which benefited net interest margin by approximately 15 basis points in the 2020 third quarter. The net interest margin for the 2019 third quarter was 3.25%.

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The weighted average yield on loans for the 2020 third quarter was generally stable, decreasing 3 basis points to 4.20% from 4.23% in the 2020 second quarter. In the year-ago third quarter, the weighted average yield on loans was 5.27%.

The weighted average cost of deposits for the 2020 third quarter decreased 23 basis points to 0.64% from 0.87% for the 2020 second quarter and decreased 98 basis points from 1.62% for the year-ago third quarter. The significant improvements in the weighted average cost of deposits reflects in part the Company’s ongoing success with its initiative to enhance its deposit mix to favor lower-cost core deposits, as well as strategic reductions in the offering rates on its interest bearing deposit accounts over the past four quarters.

Noninterest income for the 2020 third quarter increased 56% to $17.5 million from $11.2 million for the preceding second quarter and $13.0 million for the 2019 third quarter. The largest factor contributing to the increase was a $7.5 million net gain on the sale of $161 million of available-for-sale investment securities. This compares with zero in the 2020 second quarter and $153,000 in the 2019 third quarter. In addition, net gains on sales of other loans from sales of new residential mortgage originations increased to $2.9 million in the 2020 third quarter from $1.7 million in the preceding second quarter and $804,000 in the 2019 third quarter. These increases were partially offset by a reduction in other income and fees, which amounted to $1.7 million in the 2020 third quarter, compared with $4.4 million in the 2020 second quarter, largely reflecting a fair value change in derivatives as well as lower swap fee income. In the 2019 third quarter, other income and fees amounted to $4.9 million.

Noninterest expense for the 2020 third quarter totaled $73.4 million, compared with $67.0 million for the preceding second quarter and $70.0 million for the 2019 third quarter. During the 2020 third quarter, the Company incurred a $3.6 million prepayment penalty related to the early payoff of $300 million in FHLB borrowings discussed above. There were no such fees in the preceding second quarter or 2019 third quarter.

Salaries and employee benefits expense totaled $40.7 million, $38.9 million and $41.6 million for the 2020 third quarter, 2020 second quarter and 2019 third quarter. As disclosed last quarter, PPP loan origination costs of $5.2 million were deferred in the 2020 second quarter and materially reduced compensation expense for that quarter alone. Excluding the impact of the PPP loan origination costs in the 2020 second quarter, salaries and employee benefits expense declined quarter-over-quarter, as the 4% workforce reduction at the beginning of the third quarter reduced base salary and benefits expense by $1.6 million in the 2020 third quarter.

Noninterest expense as a percentage of average assets was 1.73% for the 2020 third quarter, 1.60% for the 2020 second quarter and 1.85% for the 2019 third quarter. Excluding the FHLB prepayment penalty, noninterest expense as a percentage of average assets for the 2020 third quarter was 1.64%.

The effective tax rate for the 2020 third quarter was 23.3%, compared with 26.8% for the preceding second quarter and 25.5% in the year-ago third quarter. The decrease in the effective tax rate for 2020 third quarter reflects projected annual income for 2020.

Balance Sheet Summary
New loan originations funded during the 2020 third quarter totaled $782.4 million and included non-PPP traditional SBA loan production of $48.2 million and residential mortgage loan originations of $102.3 million. In addition, four new warehouse mortgage lines of credit aggregating $500 million were booked during the 2020 third quarter, of which $301 million was funded as of September 30, 2020 and included in new loan originations for the 2020 third quarter. For the preceding 2020 second quarter, new loan originations funded totaled $832.0 million, including SBA PPP loan originations of $480.1 million, traditional SBA loan production of $5.9 million and residential mortgage loan originations of $72.3 million. In the year-ago third quarter, new loan originations funded totaled $693.9 million, including SBA loan production of $53.8 million and residential mortgage loan originations of $58.5 million. There were no new warehouse mortgage lines of credit established in the 2020 second quarter and 2019 third quarter.

At September 30, 2020, loans receivable increased 1.9% to $13.12 billion from $12.87 billion at June 30, 2020 and increased 8.4% from $12.10 billion at September 30, 2019.

Total deposits at September 30, 2020 decreased 0.8% quarter-over-quarter to $14.01 billion from $14.12 billion at June 30, 2020, reflecting a continuing positive shift in the mix of deposits. An increase of $452.1 million in noninterest bearing
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demand deposits during the 2020 third quarter and a decrease of $511.9 million in time deposits were the primary factors contributing to the quarter-over-quarter change in total deposits.

Following is the deposit composition as of September 30, 2020, June 30, 2020 and September 30, 2019:

(dollars in thousands) (unaudited)	9/30/2020	6/30/2020	% change	9/30/2019	% change
Noninterest bearing demand deposits	$4,488,529	$4,036,383	11%	$3,033,371	48%
Money market and other	4,763,893	4,831,679	(1)%	3,752,274	27%
Saving deposits	308,943	296,614	4%	259,454	19%
Time deposits	4,446,991	4,958,856	(10)%	5,189,651	(14)%
Total deposit balances	$14,008,356	$14,123,532	(1)%	$12,234,750	14%

Following is the deposit composition as a percentage of total deposits as of September 30, 2020, June 30, 2020 and September 30, 2019 and a breakdown of cost of deposits for the quarters ended September 30, 2020, June 30, 2020 and September 30, 2019:

	Deposit Breakdown			Cost of Deposits
(dollars in thousands) (unaudited)	9/30/2020	6/30/2020	9/30/2019	Q3 2020	Q2 2020	Q3 2019
Noninterest bearing demand deposits	32.1%	28.6%	24.8%	—%	—%	—%
Money market and other	34.0%	34.2%	30.7%	0.53%	0.62%	1.82%
Saving deposits	2.2%	2.1%	2.1%	1.19%	1.22%	1.06%
Time deposits	31.7%	35.1%	42.4%	1.30%	1.71%	2.41%
Total deposit balances	100.0%	100.0%	100.0%	0.64%	0.87%	1.62%

At September 30, 2020, cash and due from banks totaled $629.1 million, a 57% reduction from $1.47 billion at June 30, 2020. During the 2020 third quarter, the Company made significant progress in redeploying excess liquidity on its balance sheet, which included an early payoff of $300 million in Federal Home Loan Borrowings, which had the positive effect of increasing net interest income by $503,000 and enhancing net interest margin by approximately 3.5 basis points in the 2020 third quarter. Other excess liquidity redeployment initiatives included further reduction of higher-cost time deposits and funding new loan growth for the quarter.

Allowance for Credit Losses
The 2020 third quarter provision for credit losses under the CECL methodology was $22.0 million, compared with $17.5 million for the preceding second quarter. This compares with a provision for loan losses under the prior incurred loss methodology of $2.1 million for the 2019 third quarter.

The provision for credit losses for the 2020 third quarter reflects updated macroeconomic variables incorporating the Moody’s Analytics Baseline scenario published September 2020, updated qualitative factors in the Company’s ACL methodology, relatively stable asset quality metrics and a low level of credit losses, as well as additional management overlays related to COVID-19 modifications and the recognition of risk from granting longer term modifications.

Following is the Allowance for Credit Losses as of September 30, 2020, June 30, 2020 and September 30, 2019:

(dollars in thousands) (unaudited)	9/30/2020	6/30/2020	9/30/2019
Allowance for credit losses	$179,849	$161,771	$93,882
Allowance for credit loss/loans receivable	1.37%	1.26%	0.78%
Allowance for credit losses/nonperforming loans	169.40%	127.79%	121.37%

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Credit Quality
Following are the components of nonperforming assets as of September 30, 2020, June 30, 2020 and September 30, 2019:

(dollars in thousands) (unaudited)	9/30/2020	6/30/2020	9/30/2019
Loans on nonaccrual status (1)	$69,205	$82,137	$42,235
Delinquent loans 90 days or more on accrual status (2)	1,537	430	398
Accruing troubled debt restructured loans	35,429	44,026	34,717
Total nonperforming loans	106,171	126,593	77,350
Other real estate owned	18,410	20,983	19,374
Total nonperforming assets	$124,581	$147,576	$96,724

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.2 million, $30.3 million and $37.3 million, at September 30, 2020, June 30, 2020 and September 30, 2019, respectively.
(2)    Excludes PCI loans totaling $15.5 million at September 30, 2019.

Following are the components of criticized loan balances as of September 30, 2020, June 30, 2020 and September 30, 2019:

(dollars in thousands) (unaudited)	9/30/2020	6/30/2020	9/30/2019
Special Mention	$153,388	$127,149	$139,848
Classified	318,542	299,368	268,622
Criticized	$471,930	$426,517	$408,470

During the 2020 third quarter, net charge offs totaled $3.9 million, or 0.12% of average loans receivable on an annualized basis. This compares with net charge offs of $652,000, or 0.02% of average loans receivable on an annualized basis for the 2020 second quarter and net charge offs for the 2019 third quarter of $1.8 million, or 0.06% of average loans receivable on an annualized basis.

Capital
At September 30, 2020, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution. Following are capital ratios for the Company as of September 30, 2020, June 30, 2020 and September 30, 2019:

Hope Bancorp, Inc. (unaudited)	9/30/2020	6/30/2020	9/30/2019	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.36%	11.50%	11.89%	6.50%
Tier 1 Leverage Ratio	10.02%	10.08%	11.18%	5.00%
Tier 1 Risk-Based Ratio	12.09%	12.24%	12.65%	8.00%
Total Risk-Based Ratio	13.19%	13.23%	13.38%	10.00%
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Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of September 30, 2020, June 30, 2020 and September 30, 2019:

(unaudited)	9/30/2020	6/30/2020	9/30/2019
Tangible common equity per share (1)	$12.70	$12.62	$12.27
Tangible common equity to tangible assets (2)	9.63%	9.32%	10.43%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 10.
(2)    Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 10.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, October 21, 2020 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its third quarter ended September 30, 2020. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through October 28, 2020, replay access code 10148641.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $16.7 billion in total assets as of September 30, 2020. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations, and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2020	6/30/2020	% change	12/31/2019	% change	9/30/2019	% change
Cash and due from banks	$629,133	$1,468,949	(57)%	$698,567	(10)%	$549,356	15%
Securities available for sale, at fair value	2,060,991	1,887,604	9%	1,715,987	20%	1,772,322	16%
Federal Home Loan Bank (“FHLB”) stock and other investments	97,305	98,357	(1)%	97,659	—%	98,848	(2)%
Loans held for sale, at the lower of cost or fair value	9,170	11,350	(19)%	54,271	(83)%	29,627	(69)%
Loans receivable	13,120,225	12,871,834	2%	12,276,007	7%	12,104,682	8%
Allowance for credit losses	(179,849)	(161,771)	11%	(94,144)	91%	(93,882)	92%
Net loans receivable	12,940,376	12,710,063	2%	12,181,863	6%	12,010,800	8%
Accrued interest receivable	57,989	52,859	10%	30,772	88%	29,743	95%
Premises and equipment, net	49,552	51,029	(3)%	52,012	(5)%	52,604	(6)%
Bank owned life insurance	77,388	77,050	—%	76,339	1%	75,968	2%
Goodwill	464,450	464,450	—%	464,450	—%	464,450	—%
Servicing assets	13,718	14,164	(3)%	16,417	(16)%	17,865	(23)%
Other intangible assets, net	10,239	10,770	(5)%	11,833	(13)%	12,390	(17)%
Other assets	323,456	322,417	—%	267,270	21%	265,905	22%
Total assets	$16,733,767	$17,169,062	(3)%	$15,667,440	7%	$15,379,878	9%

Liabilities:
Deposits	$14,008,356	$14,123,532	(1)%	$12,527,364	12%	$12,234,750	14%
FHLB advances	200,000	500,000	(60)%	625,000	(68)%	625,000	(68)%
Convertible notes, net	203,270	201,987	1%	199,458	2%	198,211	3%
Subordinated debentures	103,889	103,602	—%	103,035	1%	102,755	1%
Accrued interest payable	21,991	26,093	(16)%	33,810	(35)%	38,197	(42)%
Other liabilities	155,700	183,072	(15)%	142,762	9%	149,681	4%
Total liabilities	$14,693,206	$15,138,286	(3)%	$13,631,429	8%	$13,348,594	10%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%	$136	—%
Capital surplus	1,432,773	1,430,757	—%	1,428,066	—%	1,426,666	—%
Retained earnings	774,970	761,734	2%	762,480	2%	737,209	5%
Treasury stock, at cost	(200,000)	(200,000)	—%	(163,820)	22%	(150,000)	33%
Accumulated other comprehensive gain, net	32,682	38,149	(14)%	9,149	257%	17,273	89%
Total stockholders’ equity	2,040,561	2,030,776	—%	2,036,011	—%	2,031,284	—%
Total liabilities and stockholders’ equity	$16,733,767	$17,169,062	(3)%	$15,667,440	7%	$15,379,878	9%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000		150,000,000
Common stock shares - outstanding	123,260,760	123,239,276		125,756,543		126,697,925
Treasury stock shares	12,661,581	12,661,581		9,945,547		9,002,453
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	% change	9/30/2019	% change	9/30/2020	9/30/2019	% change

Interest and fees on loans	$134,430	$134,190	—%	$158,115	(15)%	$422,850	$474,878	(11)%
Interest on securities	9,848	9,891	—%	11,373	(13)%	30,348	35,558	(15)%
Interest on federal funds sold and other investments	942	980	(4)%	2,929	(68)%	3,951	8,577	(54)%
Total interest income	145,220	145,061	—%	172,417	(16)%	457,149	519,013	(12)%

Interest on deposits	22,871	29,451	(22)%	49,057	(53)%	93,435	144,730	(35)%
Interest on other borrowings and convertible notes	4,712	5,796	(19)%	7,102	(34)%	16,972	21,196	(20)%
Total interest expense	27,583	35,247	(22)%	56,159	(51)%	110,407	165,926	(33)%

Net interest income before provision for credit losses	117,637	109,814	7%	116,258	1%	346,742	353,087	(2)%
Provision for credit losses	22,000	17,500	26%	2,100	948%	67,500	6,300	971%
Net interest income after provision for credit losses	95,637	92,314	4%	114,158	(16)%	279,242	346,787	(19)%

Service fees on deposit accounts	2,736	2,583	6%	4,690	(42)%	9,452	13,423	(30)%
International service fees	987	667	48%	1,193	(17)%	2,443	3,146	(22)%
Loan servicing fees, net	772	1,106	(30)%	189	308%	2,243	1,656	35%
Wire transfer fees	892	820	9%	1,058	(16)%	2,710	3,458	(22)%
Net gains on sales of other loans	2,853	1,678	70%	804	255%	6,386	2,611	145%
Net gains on sales of securities available for sale	7,531	—	100%	153	4,822%	7,531	282	2,571%
Other income and fees	1,742	4,386	(60)%	4,908	(65)%	11,252	12,128	(7)%
Total noninterest income	17,513	11,240	56%	12,995	35%	42,017	36,704	14%

Salaries and employee benefits	40,659	38,850	5%	41,607	(2)%	122,011	121,333	1%
Occupancy	7,264	7,043	3%	7,703	(6)%	21,717	23,219	(6)%
Furniture and equipment	4,513	4,654	(3)%	3,851	17%	13,426	11,323	19%
Advertising and marketing	1,601	1,315	22%	2,377	(33)%	4,589	6,684	(31)%
Data processing and communications	2,204	2,274	(3)%	2,821	(22)%	7,109	8,364	(15)%
Professional fees	1,513	1,510	—%	5,241	(71)%	6,323	16,580	(62)%
FDIC assessment	1,167	1,652	(29)%	—	100%	4,378	3,110	41%
Credit related expenses	1,793	1,361	32%	1,031	74%	4,816	3,258	48%
OREO expense (income), net	1,770	1,338	32%	(743)	N/A	3,951	(812)	N/A
FHLB prepayment fee	3,584	—	100%	—	100%	3,584	—	100%
Other	7,338	7,033	4%	6,107	20%	20,672	19,140	8%
Total noninterest expense	73,406	67,030	10%	69,995	5%	212,576	212,199	—%
Income before income taxes	39,744	36,524	9%	57,158	(30)%	108,683	171,292	(37)%
Income tax provision	9,254	9,771	(5)%	14,566	(36)%	25,487	43,261	(41)%
Net income	$30,490	$26,753	14%	$42,592	(28)%	$83,196	$128,031	(35)%

Earnings Per Common Share:
Basic	$0.25	$0.22		$0.34		$0.67	$1.01
Diluted	$0.25	$0.22		$0.34		$0.67	$1.01

Weighted Average Shares Outstanding:
Basic	123,251,336	123,200,127		126,685,921		123,581,055	126,661,798
Diluted	123,536,765	123,430,891		127,007,469		123,895,084	126,895,970
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Nine Months Ended (Annualized)
Profitability measures:	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
ROA	0.72%	0.64%	1.12%	0.68%	1.12%
ROE	5.98%	5.31%	8.47%	5.47%	8.69%
ROTCE (1)	7.80%	6.94%	11.11%	7.14%	11.48%
Net interest margin	2.91%	2.79%	3.25%	2.99%	3.31%
Efficiency ratio	54.31%	55.37%	54.15%	54.68%	54.44%
Noninterest expense / average assets	1.73%	1.60%	1.85%	1.73%	1.86%

(1) Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Nine Months Ended
Pre-tax acquisition accounting adjustments and merger-related expenses:	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Accretion on purchased non-impaired loans	$747	$658	$2,046	$2,464	$6,011
Accretion on purchased credit deteriorated/purchased credit impaired loans	4,584	3,046	5,234	17,079	17,916
Amortization of premium on low income housing tax credits	(71)	(70)	(75)	(212)	(227)
Amortization of premium on acquired FHLB borrowings	—	—	—	—	1,280
Accretion of discount on acquired subordinated debt	(287)	(284)	(278)	(854)	(826)
Amortization of core deposit intangibles	(531)	(532)	(557)	(1,594)	(1,671)
Total acquisition accounting adjustments	$4,442	$2,818	$6,370	$16,883	$22,483

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2020			6/30/2020			9/30/2019
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$12,728,558	$134,430	4.20%	$12,755,088	$134,190	4.23%	$11,911,658	$158,115	5.27%
Securities available for sale	2,010,907	9,848	1.95%	1,750,156	9,891	2.27%	1,798,239	11,373	2.51%
FHLB stock and other investments	1,342,641	942	0.28%	1,317,049	980	0.30%	482,952	2,929	2.41%
Total interest earning assets	$16,082,106	$145,220	3.59%	$15,822,293	$145,061	3.69%	$14,192,849	$172,417	4.82%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$4,895,101	$6,546	0.53%	$4,903,786	$7,563	0.62%	$3,450,749	$15,802	1.82%
Savings	302,882	907	1.19%	284,050	862	1.22%	252,780	675	1.06%
Time deposits	4,703,640	15,418	1.30%	4,954,446	21,026	1.71%	5,368,753	32,580	2.41%
Total interest bearing deposits	9,901,623	22,871	0.92%	10,142,282	29,451	1.17%	9,072,282	49,057	2.15%
FHLB advances	353,587	1,323	1.49%	593,407	2,238	1.52%	632,500	3,112	1.95%
Convertible notes, net	202,470	2,370	4.58%	201,169	2,358	4.64%	197,410	2,322	4.60%
Subordinated debentures	99,819	1,019	3.99%	99,534	1,200	4.77%	98,690	1,668	6.61%
Total interest bearing liabilities	$10,557,499	$27,583	1.04%	$11,036,392	$35,247	1.28%	$10,000,882	$56,159	2.23%
Noninterest bearing demand deposits	4,239,108			3,510,783			2,958,233
Total funding liabilities/cost of funds	$14,796,607		0.74%	$14,547,175		0.97%	$12,959,115		1.72%
Net interest income/net interest spread		$117,637	2.55%		$109,814	2.41%		$116,258	2.59%
Net interest margin			2.91%			2.79%			3.25%

Cost of deposits:
Noninterest bearing demand deposits	$4,239,108	$—	—%	$3,510,783	$—	—%	$2,958,233	$—	—%
Interest bearing deposits	9,901,623	22,871	0.92%	10,142,282	29,451	1.17%	9,072,282	49,057	2.15%
Total deposits	$14,140,731	$22,871	0.64%	$13,653,065	$29,451	0.87%	$12,030,515	$49,057	1.62%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2020			9/30/2019
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$12,581,703	$422,850	4.49%	$11,985,936	$474,878	5.30%
Securities available for sale	1,825,046	30,348	2.22%	1,810,068	35,558	2.63%
FHLB stock and other investments	1,060,699	3,951	0.50%	450,028	8,577	2.55%
Total interest earning assets	$15,467,448	$457,149	3.95%	$14,246,032	$519,013	4.87%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$4,668,594	$28,988	0.83%	$3,197,313	$42,807	1.79%
Savings	287,060	2,578	1.20%	234,203	1,848	1.05%
Time deposits	4,852,286	61,869	1.70%	5,694,778	100,075	2.35%
Total interest bearing deposits	9,807,940	93,435	1.27%	9,126,294	144,730	2.12%
FHLB advances	513,376	6,208	1.62%	715,814	9,110	1.70%
Convertible notes, net	201,204	7,074	4.62%	196,217	6,930	4.66%
Subordinated debentures	99,536	3,690	4.87%	98,410	5,156	6.91%
Total interest bearing liabilities	$10,622,056	$110,407	1.39%	$10,136,735	$165,926	2.19%
Noninterest bearing demand deposits	3,573,448			2,931,080
Total funding liabilities/cost of funds	$14,195,504		1.04%	$13,067,815		1.70%
Net interest income/net interest spread		$346,742	2.56%		$353,087	2.68%
Net interest margin			2.99%			3.31%

Cost of deposits:
Noninterest bearing demand deposits	$3,573,448	$—	—%	$2,931,080	$—	—%
Interest bearing deposits	9,807,940	93,435	1.27%	9,126,294	144,730	2.12%
Total deposits	$13,381,388	$93,435	0.93%	$12,057,374	$144,730	1.60%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2020	6/30/2020	% change	9/30/2019	% change	9/30/2020	9/30/2019	% change
Loans receivable, including loans held for sale	$12,728,558	$12,755,088	—%	$11,911,658	7%	$12,581,703	$11,985,936	5%
Investments	3,353,548	3,067,205	9%	2,281,191	47%	2,885,745	2,260,096	28%
Interest earning assets	16,082,106	15,822,293	2%	14,192,849	13%	15,467,448	14,246,032	9%
Total assets	17,020,795	16,759,147	2%	15,154,661	12%	16,411,150	15,209,668	8%

Interest bearing deposits	9,901,623	10,142,282	(2)%	9,072,282	9%	9,807,940	9,126,294	7%
Interest bearing liabilities	10,557,499	11,036,392	(4)%	10,000,882	6%	10,622,056	10,136,735	5%
Noninterest bearing demand deposits	4,239,108	3,510,783	21%	2,958,233	43%	3,573,448	2,931,080	22%
Stockholders’ equity	2,039,555	2,016,947	1%	2,010,458	1%	2,028,074	1,964,146	3%
Net interest earning assets	5,524,607	4,785,901	15%	4,191,967	32%	4,845,392	4,109,297	18%

LOAN PORTFOLIO COMPOSITION:	9/30/2020	6/30/2020	% change	12/31/2019	% change	9/30/2019	% change
Commercial loans	$3,700,020	$3,415,111	8%	$2,719,818	36%	$2,645,770	40%
Real estate loans	8,713,536	8,686,939	—%	8,666,901	1%	8,586,989	1%
Consumer and other loans	706,669	769,784	(8)%	889,288	(21)%	871,923	(19)%
Loans, net of deferred loan fees and costs	13,120,225	12,871,834	2%	12,276,007	7%	12,104,682	8%
Allowance for credit losses	(179,849)	(161,771)	11%	(94,144)	91%	(93,882)	92%
Loan receivable, net	$12,940,376	$12,710,063	2%	$12,181,863	6%	$12,010,800	8%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2020	6/30/2020	% change	12/31/2019	% change	9/30/2019	% change
Retail buildings	$2,311,516	$2,278,448	1%	$2,298,872	1%	$2,304,346	—%
Hotels/motels	1,675,960	1,701,909	(2)%	1,709,189	(2)%	1,664,311	1%
Gas stations/car washes	824,378	836,314	(1)%	844,081	(2)%	911,494	(10)%
Mixed-use facilities	754,096	706,827	7%	785,882	(4)%	743,428	1%
Warehouses	1,022,657	1,040,303	(2)%	1,030,876	(1)%	949,336	8%
Multifamily	518,295	497,948	4%	465,397	11%	473,640	9%
Other	1,606,634	1,625,190	(1)%	1,532,604	5%	1,540,434	4%
Total	$8,713,536	$8,686,939	—%	$8,666,901	1%	$8,586,989	1%

DEPOSIT COMPOSITION	9/30/2020	6/30/2020	% change	12/31/2019	% change	9/30/2019	% change
Noninterest bearing demand deposits	$4,488,529	$4,036,383	11%	$3,108,687	44%	$3,033,371	48%
Money market and other	4,763,893	4,831,679	(1)%	3,985,556	20%	3,752,274	27%
Saving deposits	308,943	296,614	4%	274,151	13%	259,454	19%
Time deposits	4,446,991	4,958,856	(10)%	5,158,970	(14)%	5,189,651	(14)%
Total deposit balances	$14,008,356	$14,123,532	(1)%	$12,527,364	12%	$12,234,750	14%

DEPOSIT COMPOSITION (%)	9/30/2020	6/30/2020		12/31/2019		9/30/2019
Noninterest bearing demand deposits	32.1%	28.6%		24.8%		24.8%
Money market and other	34.0%	34.2%		31.8%		30.7%
Saving deposits	2.2%	2.1%		2.2%		2.1%
Time deposits	31.7%	35.1%		41.2%		42.4%
Total deposit balances	100.0%	100.0%		100.0%		100.0%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	9/30/2020	6/30/2020	12/31/2019	9/30/2019
Total stockholders’ equity	$2,040,561	$2,030,776	$2,036,011	$2,031,284
Common equity tier 1 ratio	11.36%	11.50%	11.76%	11.89%
Tier 1 risk-based capital ratio	12.09%	12.24%	12.51%	12.65%
Total risk-based capital ratio	13.19%	13.23%	13.23%	13.38%
Tier 1 leverage ratio	10.02%	10.08%	11.22%	11.18%
Total risk weighted assets	$13,691,823	$13,388,522	$13,208,299	$12,951,936
Book value per common share	$16.55	$16.48	$16.19	$16.03
Tangible common equity to tangible assets [1]	9.63%	9.32%	10.27%	10.43%
Tangible common equity per share [1]	$12.70	$12.62	$12.40	$12.27

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Balance at beginning of period	$161,771	$144,923	$94,144	$93,882	$94,066	$94,144	$92,557
CECL day 1 adoption impact	—	—	26,200	—	—	26,200	—
Provision for credit losses	22,000	17,500	28,000	1,000	2,100	67,500	6,300
Recoveries	2,428	252	2,536	939	780	5,216	2,797
Charge offs	(6,350)	(904)	(5,957)	(1,677)	(2,602)	(13,211)	(6,432)
PCI allowance adjustment	—	—	—	—	(462)	—	(1,340)
Balance at end of period	$179,849	$161,771	$144,923	$94,144	$93,882	$179,849	$93,882
Net charge offs/average loans receivable (annualized)	0.12%	0.02%	0.11%	0.02%	0.06%	0.08%	0.04%

	Three Months Ended					Nine Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Real estate loans	$5,154	$148	$2,230	$203	$951	$7,532	$(504)
Commercial loans	(1,451)	240	676	245	596	(535)	3,245
Consumer loans	219	264	515	290	275	998	894
Total net charge offs	$3,922	$652	$3,421	$738	$1,822	$7,995	$3,635

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Loans on nonaccrual status [3]	$69,205	$82,137	$72,639	$54,785	$42,235
Delinquent loans 90 days or more on accrual status	1,537	430	387	7,547	398
Accruing troubled debt restructured loans	35,429	44,026	43,789	35,709	34,717
Total nonperforming loans	106,171	126,593	116,815	98,041	77,350
Other real estate owned	18,410	20,983	23,039	24,091	19,374
Total nonperforming assets	$124,581	$147,576	$139,854	$122,132	$96,724
Nonperforming assets/total assets	0.74%	0.86%	0.87%	0.78%	0.63%
Nonperforming assets/loans receivable & OREO	0.95%	1.14%	1.11%	0.99%	0.80%
Nonperforming assets/total capital	6.11%	7.27%	6.93%	6.00%	4.76%
Nonperforming loans/loans receivable	0.81%	0.98%	0.93%	0.80%	0.64%
Nonaccrual loans/loans receivable	0.53%	0.64%	0.58%	0.45%	0.35%
Allowance for credit losses/loans receivable	1.37%	1.26%	1.15%	0.77%	0.78%
Allowance for credit losses/nonaccrual loans	259.88%	196.95%	199.51%	171.84%	222.28%
Allowance for credit losses/nonperforming loans	169.40%	127.79%	124.06%	96.03%	121.37%
Allowance for credit losses/nonperforming assets	144.36%	109.62%	103.62%	77.08%	97.06%

[3] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.2 million, $30.3 million, $28.8 million, $28.1 million, and $37.3 million at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.

NONACCRUAL LOANS BY TYPE:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Real estate loans	$51,739	$64,060	$56,787	$40,935	$27,920
Commercial loans	13,022	12,079	12,747	10,893	11,242
Consumer loans	4,444	5,998	3,105	2,957	3,073
Total nonaccrual loans	$69,205	$82,137	$72,639	$54,785	$42,235

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Retail buildings	$5,451	$5,526	$5,014	$4,215	$3,221
Gas stations/car washes	224	1,789	1,675	—	233
Mixed-use facilities	4,323	3,583	3,157	3,175	3,200
Warehouses	7,320	13,433	13,381	10,381	10,449
Other [5]	18,111	19,695	20,562	17,938	17,614
Total	$35,429	$44,026	$43,789	$35,709	$34,717

[5] Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
30 - 59 days	$5,962	$18,857	$37,866	$14,433	$25,281
60 - 89 days	58,065	29,975	2,605	4,712	4,535
Total	$64,027	$48,832	$40,471	$19,145	$29,816

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Real estate loans	$60,510	$27,245	$23,753	$7,689	$20,572
Commercial loans	624	5,987	4,583	692	2,282
Consumer loans	2,893	15,600	12,135	10,764	6,962
Total	$64,027	$48,832	$40,471	$19,145	$29,816

CRITICIZED LOANS:	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Special mention	$153,388	$127,149	$122,279	$141,452	$139,848
Substandard	311,902	299,357	278,771	259,278	268,605
Doubtful/Loss	6,640	11	12	13	17
Total criticized loans	$471,930	$426,517	$401,062	$400,743	$408,470
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Nine Months Ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,039,555	$2,016,947	$2,010,458	$2,028,074	$1,964,146
Less: Goodwill and core deposit intangible assets, net	(475,010)	(475,534)	(477,159)	(475,530)	(477,730)
Average tangible common equity	$1,564,545	$1,541,413	$1,533,299	$1,552,544	$1,486,416

Net income	$30,490	$26,753	$42,592	$83,196	$128,031
Return on average tangible common equity (annualized)	7.80%	6.94%	11.11%	7.14%	11.48%

	Three Months Ended
	9/30/2020	6/30/2020	12/31/2019	9/30/2019
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,040,561	$2,030,776	$2,036,011	$2,031,284
Less: Goodwill and core deposit intangible assets, net	(474,689)	(475,220)	(476,283)	(476,840)
Tangible common equity	$1,565,872	$1,555,556	$1,559,728	$1,554,444

Total assets	$16,733,767	$17,169,062	$15,667,440	$15,379,878
Less: Goodwill and core deposit intangible assets, net	(474,689)	(475,220)	(476,283)	(476,840)
Tangible assets	$16,259,078	$16,693,842	$15,191,157	$14,903,038

Common shares outstanding	123,260,760	123,239,276	125,756,543	126,697,925

Tangible common equity to tangible assets	9.63%	9.32%	10.27%	10.43%
Tangible common equity per share	$12.70	$12.62	$12.40	$12.27

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
PRE-TAX PRE-PROVISION INCOME
Net income	$30,490	$26,753	$42,592	$83,196	$128,031
Add back - tax provision	9,254	9,771	14,566	25,487	43,261
Add back - provision for credit losses	22,000	17,500	2,100	67,500	6,300
Pre-tax pre-provision income	$61,744	$54,024	$59,258	$176,183	$177,592

	Three Months Ended			Nine Months Ended
	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
PRE-PROVISION NET REVENUE
Net interest income before provision for credit losses	$117,637	$109,814	$116,258	$346,742	$353,087
Noninterest income	17,513	11,240	12,995	42,017	36,704
Pre-Provision Net Revenue	$135,150	$121,054	$129,253	$388,759	$389,791

Table Page 11